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                                                                    Exhibit 10M

     The Company has two different forms of termination agreements, forms of which were filed as Exhibit 10L to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-5945.

     As of March 31, 1995, the following Executive Officers had entered into the first form of such termination agreement with the Company:

          Thomas G. Labrecque

          Richard J. Boyle

          Michael P. Esposito, Jr.

     As of March 31, 1995, the following Executive Officers had entered into the second form of such termination agreement with the Company:

          Donald L. Boudreau

          Deborah L. Duncan

          A. Wright Elliott

          John J. Farrell

          Robert D. Hunter

          E. Michel Kruse

          Arjun K. Mathrani

          L. Edward Shaw, Jr.

          Douglas T. Williams


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